UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 7, 2009 (June 30, 2009)

SINO CLEAN ENERGY INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51753	75-2882833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Room 1605, Suite B, Zhengxin Building
No. 5, Gaoxin 1st Road, Gaoxin District
Xi’an, Shaanxi Province, People’s Republic of China

 (Address of Principal Executive Offices)

(8629) 8406-7376

  (Issuer Telephone Number)

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2009 (the “Effective Date”), Sino Clean Energy Inc. (the “Company”) was made a party to a series of agreements (collectively the “Transfer Agreements”) transferring the contractual arrangements governing the relationship among: (1) Hangson Limited (“Hangson”), a British Virgin Islands company and a wholly owned subsidiary of the Company; (2) Shaanxi Suo’ang Biological Science & Technology Co., Ltd. (“Suo’ang BST”), a limited liability company organized under the laws of the People’s Republic of China (“PRC”) that operates the Company’s business through its subsidiary—Shaanxi Suo’ang New Energy Enterprise Co., Ltd. (“Suo’ang New Energy”); and (3) the majority shareholders of Suo’ang BST. Pursuant to the Transfer Agreements, from and after the Effective Date, all of the rights and obligations of Hangson under the contractual arrangements were transferred to Suoke Clean Energy (Tongchuan) Co., Ltd. (“Suoke SCE”), a PRC limited liability company and a wholly owned subsidiary of Wiscon Holdings Limited (“Wiscon”), a Hong Kong company. Wiscon is a wholly owned subsidiary of Hangson. The Company was made a party to the Transfer Agreements for the sole purpose of acknowledging the Transfer Agreements. In effect, Hangson assigned the contractual rights it had with Suo’ang BST to an indirectly wholly-owned subsidiary, Suoke SCE.

The contractual arrangements among Hangson, Suo’ang BST and its majority shareholders were entered into in August 18, 2006 due to certain foreign ownership restrictions imposed by PRC law. Pursuant to these contractual arrangements, Hangson provided exclusive technology consulting and other general business operation services to Suo’ang BST in return for a consulting services fee equal to Suo’ang BST’s revenue. In addition, Suo’ang BST’s majority shareholders pledged their equity interests in Suo’ang BST to Hangson, irrevocably granted Hangson an exclusive option to purchase, to the extent permitted under PRC law, all or part of their equity interests in Suo’ang BST and agreed to entrust all the rights to exercise their voting power to appointee(s) of Hangson. Through these contractual arrangements, the Company, through Hangson, has been controlling Suo’ang BST’s daily operations and financial affairs, appointing its senior executives and approving all matters requiring shareholder approval.

Under such corporate structure, the ability to transfer funds to and from Suo’ang BST expeditiously through a foreign currency bank account is necessary for the running of the Company’s business operations. Under current applicable Chinese law, only a company that is classified as either a wholly foreign owned enterprise (“WFOE”) or a Sino-foreign joint venture may maintain a foreign currency capital bank account. Because Suoke SCE is wholly owned by Wiscon, a Hong Kong company, Suoke SCE is deemed a WFOE and may therefore maintain a foreign currency account. The Transfer Agreements amend the contractual arrangements so that funds are required to be transferred to and from Suo’ang BST through Suoke SCE’s foreign currency account and, through Suoke SCE, allow the Company to continue to control Suo’ang BST and its business operations.

The contractual arrangements are comprised of a series of five agreements among Hangson, Suo’ang BST, and Suo’ang BST’s majority shareholders: (1) an exclusive consulting services agreement, (2) an operating agreement, (3) an equity pledge agreement, (4) an option agreement, and (5) a proxy agreement. The Transfer Agreements amend these agreements so that all of the rights and obligations of Hangson under the contractual arrangements are transferred to Suoke SCE. Thus, pursuant to the Amendment to Consulting Services Agreement, Suoke SCE now provides exclusive technology and general business consulting services to Suo’ang BST in exchange of a consulting fee equivalent to all of Suo’ang BST’s revenue; pursuant to the Amendment to Equity Pledge Agreement, Suo’ang BST’s majority shareholders now pledge their equity interests in Suo’ang BST to Suoke SCE; pursuant to the Agreement to Transfer of Operating Agreement, Suoke SCE now provides guidance and instructions on Suo’ang BST’s daily operations, financial management and employment issues; pursuant to the Designation Agreement, Suo’ang BST’s majority shareholders now entrust all of their rights to exercise their voting power to the appointee(s) of Suoke SCE; and pursuant to the Agreement to Transfer of Option Agreement, Suo’ang BST’s majority shareholders now irrevocably grant Suoke SCE an exclusive option to purchase, to the extent permitted under PRC law, all or part of their equity interests in Suo’ang BST.

The Transfer Agreements and the transfer of the rights and obligations of Hangson under the contractual arrangements to Suoke SCE comply with applicable PRC law and do not in any way affect our business operations.

The foregoing description of the contractual arrangements is qualified in its entirety by the copies thereof attached as Exhibits 99.1 to 99.5 to the Company’s current report on Form 8-K filed on October 26, 2006. The foregoing description of the Transfer Agreements is qualified in its entirety by the copies thereof attached as Exhibits 99.1 to 99.5 to this current report on Form 8-K.

The following diagrams illustrate our corporate structure prior to and after the Transfer Agreements:

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Amendment to Consulting Services Agreement by and between Hangson and Shaanxi Suo’ang Biological Science & Technology Co., Ltd. (“Suo’ang BST”) dated June 30, 2009
99.2	Amendment to Equity Pledge Agreement by and among Hangson, Suo’ang BST and Suo’ang BST’s Majority Shareholders dated June 30, 2009
99.3	Agreement to Transfer of Operating Agreement among Hangson, Suoke SCE, Suo’ang BST, Suo’ang BST’s Majority Shareholders and Sino Clean dated June 30, 2009
99.4	Designation Agreement among Hangson, Suoke SCE, Suo’ang BST, Suo’ang BST’s Majority Shareholders and Sino Clean dated June 30, 2009
99.5	Agreement to Transfer of Option Agreement among Hangson, Suoke SCE, Suo’ang BST, Suo’ang BST’s Majority Shareholders and Sino Clean dated June 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2009	SINO CLEAN ENERGY INC. (Registrant)

	By:	/s/ Baowen Ren
Baowen Ren
Director and Chief Executive Officer